                                                                   EXHIBIT 10.26


                                BRADY CORPORATION
                        2001 OMNIBUS INCENTIVE STOCK PLAN


I.   INTRODUCTION

     1.01 Purpose. This plan shall be known as the Brady Corporation 2001 Omnibus Incentive Stock Plan. The purpose of the Plan is to provide an incentive for employees of Brady Corporation and its Affiliates to improve corporate performance on a long-term basis, and to attract and retain employees by enabling employees to participate in the future successes of the Corporation, and by associating the long term interests of employees with those of the Corporation and its shareholders. It is intended that the Plan and its operation comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule). The Plan is intended to permit the grant of Nonqualified Stock Options, Incentive Stock Options, shares of Restricted Stock and Restricted Stock Units. The proceeds received by the Corporation from the sale of Corporation Stock pursuant to the Plan shall be used for general corporate purposes.

     1.02 Effective Date. The effective date of the Plan shall be October 16, 2001, subject to approval of the Plan by holders of a majority of the outstanding voting common stock of the Corporation provided that such approval is given within 12 months of the effective date. Any Award granted prior to such shareholder approval shall be expressly conditioned upon shareholder approval of the Plan.


II.  PLAN DEFINITIONS

     For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

     (a) "Affiliates" means any "subsidiary corporation" or "parent corporation" as such terms are defined in Section 424 of the Code.

     (b) "Agreement" means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of an Award.

     (c) "Award" shall mean the grant of any form of Stock Option, Restricted Stock or Restricted Stock Units.

     (d)  "Board" shall mean the Board of Directors of the Corporation.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f)  "Committee" shall mean the Committee described in Section 4.01.

     (g)  "Corporation" shall mean Brady Corporation, a Wisconsin corporation.

     (h) "Corporation Stock" shall mean the Corporation's Class A Non-Voting Common Stock, $.01 par value, and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

     (i) "Eligible Employee" shall mean any regular salaried employee of the Corporation or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Section 5.01.

     (j)  "Exercise Period" shall mean the period of time provided pursuant to
          Section 6.05 within which a Stock Option may be exercised.

     (k) "Fair Market Value" on any date shall mean, with respect to Corporation Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the average of the high and low sale prices recorded in composite transactions for such date or, if such date is not a business day or if no sales of Corporation Stock shall have been reported with respect to such date, the next preceding business date with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for such shares on the relevant date.

     (l) "Participant" means an Eligible Employee who has been granted an Award under this Plan.

     (m) "Performance Goals" means the performance goals established by the Committee prior to the grant of any Award of Restricted Stock or Restricted Stock Units intended to qualify as "performance-based compensation" under Section 162(m) of the Code and which are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added and operating cash flow. The Committee may establish other subjective or objective performance goals, including individual goals, which it deems appropriate.

     (n) "Person" means any individual or entity, and the heirs, personal representatives, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

     (o) "Plan" shall mean the Brady Corporation 2001 Omnibus Incentive Stock Plan, as set forth herein, as it may be amended from time to time.

     (p) "Restricted Stock" means shares of Corporation Stock granted to a Participant under Article VII.

     (q)  "Restricted Stock Unit" means an Award granted to a Participant under
          Article VIII.

     (r) "Stock Option" means an option to purchase a stated number of shares of Corporation Stock at the price set forth in an Agreement. A Stock Option may be either a Nonqualified Stock Option or an Incentive Stock Option.


III. SHARES SUBJECT TO AWARD

     3.01 Available Shares. Subject to adjustments under Section 3.02, the total number of shares of Corporation Stock authorized for issuance shall not exceed five hundred thousand (500,000) shares, provided that no individual Eligible Employee may be granted an Award or Awards covering more than one hundred thousand (100,000) shares of Corporation Stock in any calendar year. The shares authorized for issuance under the Plan may consist, in whole or in part, of authorized but unissued Corporation Stock, or of treasury stock of the Corporation. Shares subject to and not issued under an Award that expires, terminates, is canceled or forfeited for any reason under the Plan shall again become available for the granting of Awards.

     3.02 Changes in Corporation Stock. In the event of any change in the Corporation Stock resulting from a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction, the Committee shall, in its discretion, proportionately and appropriately adjust: (a) the aggregate number and kind of shares authorized for issuance under the Plan and (b) in the case of previously granted Stock Options, the option price and the number and kind of shares subject to the Stock Options, without any change in the aggregate purchase prices to be paid for the Stock Options.


IV.  ADMINISTRATION

     4.01 Administration by the Committee. The Plan shall be administered by the Committee. The Committee shall be a committee designated by the Board to administer the Plan and shall initially be the Compensation Committee of the Board. The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a majority vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

     4.02 Committee Powers. Subject to Section 10.06, the Committee is empowered to adopt, amend and rescind such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any Award theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. The Committee shall not incur any liability for any action taken in good faith with respect to the Plan or any Award.

     Subject to the provisions of the Plan, the Committee shall have full and final authority to:

     (a)  designate the Eligible Employees to whom Awards shall be granted;

     (b)  grant Awards in such form and amount as the Committee shall determine;

     (c) impose such limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including conditions (in addition to those contained in this Plan) on the exercisability of all or any portion of a Stock Option or on the transferability or forfeitability of Restricted Stock;

     (d)  prescribe the form of Agreement with respect to each Award;

     (e) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate (including accelerating the time at which any Stock Option may be exercised or the time at which Restricted Stock may become transferable or nonforfeitable); and

     (f) determine the extent to which leaves of absence for governmental or military service, illness, temporary disability and the like shall not be deemed interruptions of continuous employment.


V.   PARTICIPATION

     5.01 Eligibility. Any employee of the Corporation and its Affiliates (including officers and employees who may be members of the Board) who, in the sole opinion of the Committee, has contributed or can be expected to contribute to the profits, growth and success of the Corporation shall be eligible for Awards under the Plan. A member of the Committee or any person who is expected to become a member within one year of any Award shall not be an Eligible Employee if his or her status as an Eligible Employee would prevent the Committee from being "disinterested" under Rule 16b-3 under the Securities Exchange Act of 1934. From among all such Eligible Employees, the Committee shall determine from time to time those Eligible Employees to whom Awards shall be granted. No Eligible Employee shall have any right whatsoever to receive an Award unless so determined by the Committee.

     5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Corporation or any Affiliates to terminate the employment of any person or to take any other action affecting such person.

VI.  STOCK OPTIONS

     6.01 Stock Options; General. Stock Options granted under the Plan shall be in the form of Nonqualified Stock Options ("NSOs"), Incentive Stock Options ("ISOs") or a combination thereof. Each Stock Option granted under the Plan shall be evidenced by an Agreement which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case. A Stock Option granted under the Plan shall not be treated as an Incentive Stock Option unless the Stock Option Agreement specifically designates the option as an Incentive Stock Option.

     6.02 Stock Option Holder's Rights as a Shareholder. The holder of a Stock Option shall not have any rights as a shareholder with respect to the shares covered by a Stock Option until such shares have been delivered to him or her.

     6.03 Option Price. The price at which each share of Corporation Stock covered by a Stock Option may be purchased shall be not less than 100% of the Fair Market Value of such stock on the date on which the option is granted. The option price shall be subject to adjustment as provided in Section 3.02 hereof.

     6.04 Date Stock Option Granted. For purposes of the Plan, a Stock Option shall be considered as having been granted on the date on which the Committee authorized the grant of the Stock Option except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the Stock Option; provided, however, that notice of the grant of the Stock Option shall be given to the Participant within a reasonable time.

     6.05 Exercise Period. The Committee shall have the power to set the time or times within which each Option shall be exercisable, and to accelerate the time or times of exercise; provided, however, that

     (a) no Stock Option granted under this Plan to any Person subject to the reporting requirements of Section 16(b) of the Securities and Exchange Act of 1934 may be exercised until at least six months from the later of (i) the date of grant or (ii) shareholder approval of the Plan, and

     (b) no Stock Option shall be exercisable after the expiration of ten (10) years from the date the Stock Option is granted. Each Agreement with respect to a Stock Option shall state the period or periods of time within which the Stock Option may be exercised by the Participant, in whole or in part.

Subject to the foregoing, unless the Agreement with respect to a Stock Option expressly provides otherwise, a Stock Option shall be exercisable in accordance with the following schedule:

          Years After
          Date of Grant                      Percentage of Shares
          -------------                      --------------------

          Less than 1                                 0%

          1 but less than 2                         33-1/3%

          2 but less than 3                         66-2/3%

          3 or more                                  100%


     6.06 Method of Exercise. Subject to Section 6.05, each Stock Option may be exercised in whole or in part from time to time as specified in the Agreements provided, however, that each Participant may exercise a Stock Option in whole or in part by giving written notice of the exercise to the Corporation, specifying the number of shares to be purchased by payment in full of the purchase price therefor. The purchase price may be paid (a) in cash, (b) by check, (c) with the approval of the Committee, or if the applicable Agreement so provides, by delivering shares of Corporation Stock ("Delivered Stock), or (d) with a combination of cash, check and Delivered Stock. For purposes of the foregoing, Delivered Stock shall be valued at its Fair Market Value determined as of the business day immediately preceding the date of exercise of the Stock Option. No Participant shall be under any obligation to exercise any Stock Option hereunder.

     6.07 Dissolution or Liquidation. Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Corporation, any unexercised Stock Options shall be deemed cancelled, and the holder of any such unexercised Stock Options shall be entitled to receive payment under Section 10.04.

     6.08 Special Rules for Incentive Stock Options. For so long as Section 422 (or any successor provision) of the Code so provides:

     (a) The aggregate Fair Market Value of Corporation Stock (determined as of the date the stock option is granted) with respect to which ISOs are exercisable for the first time during a calendar year may not exceed $100,000. To the extent that the value of the stock subject to options exceeds that amount, the excess shall be considered to be NSOs, with the determination to be made in the order the options are granted.

     (b)  Employees who own, directly or indirectly, within the meaning of Code
          Section 425(d), more than 10% of the voting power of all classes of stock of the Corporation or any parent or subsidiary corporation shall not be eligible to receive an ISO hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

     (c) To obtain favorable ISO tax treatment, the option must be exercised while the Participant is an employee, or within three months after the Participant's termination as an employee; provided that, in the case of termination on account of disability (as defined in Section 22(e)(3) of the Code), the exercise period may be extended to one year; and further provided that the employment requirement is waived in the case of the participant's death.

VII. RESTRICTED STOCK

     7.01 Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be granted, the time or times within which such Awards may be subject to forfeiture or otherwise restricted and any other terms and conditions of the Awards. The restrictions may be based upon specified Performance Goals, the Participant's continued employment with the Corporation or its Affiliates or such other factors or criteria as the Committee shall determine. Subject to Sections 7.02 and 7.03 hereof the provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     7.02 Certificates. Each individual receiving a Restricted Stock Award shall be issued a certificate in respect of such shares of Restricted Stock which certificate shall be held in custody by the Corporation until the restrictions thereon shall have lapsed. In addition, each individual receiving a Restricted Stock Award shall, as a condition of any such Restricted Stock Award, have delivered to the Corporation a stock power, endorsed in blank, with respect to the Corporation Stock covered by such Award. Each certificate in respect of shares of Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock has been granted and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Brady Corporation 2001 Omnibus Incentive Stock Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of the Brady Corporation."

In addition each certificate in respect of shares of Restricted Stock may bear such legends and statements as the Committee may deem advisable to assure compliance with the federal and state laws and regulations.

     7.03 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

     (a) Until the applicable restrictions lapse, the Participant shall not be permitted to sell, assign, transfer, exchange, pledge, hypothecate or otherwise dispose of or encumber shares of Restricted Stock.

     (b) Unless and until a forfeiture of the Restricted Stock, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares (if applicable) and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be automatically paid in cash and dividends payable in Corporation Stock shall be paid in the form of additional Restricted Stock.

     (c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and (d) below, all shares still subject to restriction shall be forfeited by the Participant upon termination of a Participant's employment for any reason.

     (d) In the event of hardship or other special circumstances of a Participant whose employment is involuntarily terminated (other than for cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock.

     (e) If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Participant.

     (f) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.


VIII. RESTRICTED STOCK UNITS

     8.01 Administration. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees to whom and the time or times at which grants of Restricted Stock Units will be made, the number of units to be granted, the time or times within which such Awards may be subject to forfeiture or otherwise restricted and any other terms and conditions of the Awards. The restrictions may be based upon specified Performance Goals, the Participant's continued employment with the Corporation or its Affiliates or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     8.02 Form and Timing of Payment of Restricted Stock Units. Timing of payment of earned Restricted Stock Units shall be determined by the Committee at its sole discretion. The Committee, in its sole discretion, may pay earned Restricted Stock Units in the form of cash or in shares of Corporation Stock (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units.


IX.  WITHHOLDING TAXES

     9.01 General Rule. Pursuant to applicable federal and state laws, the Corporation is or may be required to collect withholding taxes upon the exercise of a Stock Option or the lapse of stock restrictions. The Corporation may require, as a condition to the exercise of a Stock Option or the issuance of a stock certificate, that the Participant concurrently pay to the Corporation

(either in cash or, at the request of Participant, but subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Corporation is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Corporation in its discretion may determine. If and to the extent that withholding of any federal, state or local tax is required in connection with the exercise of an Option or the lapse of stock restrictions, the Participant may, subject to such rules and regulations as the Corporation may adopt from time to time, elect to have the Corporation hold back from the shares to be issued upon the exercise of the Stock Option or the lapse of stock restrictions, the number of shares of Corporation Stock having a Fair Market Value equal to such withholding obligation.

     9.02 Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (an "Insider") shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


X.   GENERAL

     10.01 Nontransferability. No Award granted under the Plan shall be transferable or assignable (or made subject to any pledge, lien, obligation or liability of a Participant) except by last will and testament or the laws of descent and distribution. Upon a transfer or assignment pursuant to a Participant's last will and testament or the laws of descent and distribution, any Stock Option must be transferred in accordance therewith. During the Participant's lifetime, Stock Options shall be exercisable only by the Participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, NSOs may be transferred by a Participant to the Participant's spouse, children or grandchildren or to a trust for the benefit of such spouse, children or grandchildren; provided that the terms of any such transfer prohibit the resale of shares acquired upon exercise of the option at a time during which the transferor would not be permitted to sell such shares under the Corporation's policy on trading by insiders.

     10.02 General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option or the issue or purchase of securities thereunder, such Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee. The Committee shall have the right to rely on an opinion of its counsel as to whether any such listing, registration, qualification, consent or approval shall have been effected or obtained.

     10.03 Effect of Termination of Employment, Disability or Death. Except as otherwise provided by the Committee upon any Award, all rights under any Stock Option granted to a Participant shall terminate and any Restricted Stock or Restricted Stock Unit granted to a Participant shall be forfeited on the date such Participant ceases to be employed by the Corporation or its subsidiaries, except that

     (a) if the Participant's employment is terminated by the death of the Participant, any unexercised, unexpired Stock Options granted hereunder to the Participant shall be 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of death, by the Participant's personal representative or by the person to whom the Stock Options are transferred under the Participant's last will and testament or the applicable laws of descent and distribution;

     (b) if the Participant dies within 90 days after termination of employment by the Corporation or its Affiliates, other than for cause, any unexercised, unexpired Stock Options granted hereunder to the Participant and exercisable as of the date of such termination of employment shall be exercisable, in whole or in part, at any time within one year after the date of death, by the Participant's personal representative or by the person to whom the Stock Options are transferred under the Participant's last will and testament or the applicable laws of descent and distribution;

     (c) if the Participant's employment is terminated as a result of the disability of the Participant (a disability means that the Participant is disabled as a result of sickness or injury, such that he or she is unable to satisfactorily perform the material duties of his or her job, as determined by the Board of Directors, on the basis of medical evidence satisfactory to it), any unexercised, unexpired Stock Options granted hereunder to the Participant shall become 100% vested and fully exercisable, in whole or in part, at any time within one year after the date of disability;

     (d) if the Participant's employment is terminated as a result of the Participant's retirement (after age 55 with ten years of employment with the Corporation or an Affiliate or after age 65), any unexercised, unexpired Stock Options granted hereunder to the Participant and exercisable as of the date of such retirement may be exercised by the Participant at any time within one year after the date of retirement; and

     (e) if the Participant's employment is terminated by the Company or an Affiliate for any reason other than the Participant's death, disability or retirement of the Participant, any unexercised, unexpired Stock Options granted hereunder and exercisable as of the date of such termination of employment shall be exercisable in whole or in part at any time within 90 days after such date of termination.

If a Participant's employment is terminated because of the Participant's voluntary separation from the Corporation, or for cause (as determined by the Committee in its sole discretion), all of the Participant's unexercised Stock Options shall expire and all of the Participant's Restricted Stock and Restricted Stock Units shall be forfeited. Notwithstanding the foregoing, no Stock Option shall be exercisable after the date of expiration of its term.

     10.04 Merger, Consolidation or Reorganization. In the event of (a) the merger or consolidation of the Corporation with or into another corporation or corporations in which the Corporation is not the surviving corporation, (b) the adoption of any plan for the dissolution of the Corporation, or (c) the sale or exchange of all or substantially all the assets of the Corporation for cash or for shares of stock or other securities of another corporation, all then-unexercised Stock Options shall become fully exercisable, and all restrictions imposed on any then-Restricted Stock shall terminate (such that any Restricted Stock shall become fully transferable) immediately prior to any such merger or consolidation in which the Corporation is not the surviving corporation. Notwithstanding the foregoing, in the case of then-unexercised Stock Options held by persons subject to the reporting requirements of Section 16(a) of the 1934 Act, the Committee may elect to cancel any then-unexercised Stock Option. If any Stock Option is canceled, the Corporation, or the corporation assuming the obligations of the Corporation hereunder, shall pay the Participant an amount of cash or stock, as determined by the Committee, equal to the Fair Market Value per share of the Corporation Stock immediately preceding such cancellation over the option price, multiplied by the number of shares subject to such cancelled Stock Option.

     10.05 Expiration and Termination of the Plan. This Plan shall remain in effect until all of the Awards made under the Plan have been exercised, the restrictions thereon have lapsed or the Awards have expired, terminated, or been canceled or forfeited. Notwithstanding the foregoing, no Awards shall be granted under the Plan, after that date which is ten years after the Plan is approved by the Board; or such earlier date as the Board determines in its sole discretion.

     10.06 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Participant's consent any Award theretofore granted under the Plan or deprive any Participant of any shares of Corporation Stock which he may have acquired through or as a result of the Plan or (b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b-3.

     10.07 Wisconsin Law. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

     10.08 Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Corporation to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

     10.09 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     10.10 Gender and Number. Except when otherwise required by the context, words in the masculine gender shall include the feminine, the singular shall include the plural, and the plural the singular.